Exhibit 99.1

CONTACT: Shintaro Asako Chief Financial Officer Phone: 858-373-1500 E-mail: info@medicinova.com Rhonda Chiger Rx Communications, LLC Phone: (917) 322-2569 E-mail: rchiger@rxir.com

FOR IMMEDIATE RELEASE

MediciNova Announces New Strategic Initiative

SAN DIEGO, Calif. – June 26, 2007 – MediciNova, Inc., a biopharmaceutical company that is publicly traded on the Nasdaq Global Market (Trading Symbol: MNOV) and the Hercules Market of the Osaka Securities Exchange (Code Number: 4875), today announced that based on recent clinical successes and evaluation of market opportunities, it will focus its resources on development and commercialization of two key assets in its development pipeline, MN-221 and MN-166. MediciNova believes that MN-221, now in Phase IIa clinical testing, has the potential to become the new standard of care for the treatment of severe, acute exacerbations of asthma (status asthmaticus) in emergency facility settings. Data from the Phase IIa trial is expected during the fourth quarter of 2007. MN-166, an oral treatment for multiple sclerosis, demonstrated positive clinical benefits and a superior safety profile after one year of treatment in a two-year randomized, double-blind, placebo-controlled Phase II trial in 297 relapsing multiple sclerosis patients.

Adhering to its strategy to focus investment on key assets such as MN-221 and MN-166, and in order to bring these assets substantially forward towards commercialization, MediciNova will limit its expenditures on other development programs to only those activities necessary to maximize each asset’s value, while aggressively pursuing a variety of initiatives to monetize these development programs. As part of this strategy,

MediciNova will discontinue development of MN-001 in its current immediate-release formulation. As such, the current Phase III trial of MN-001 in bronchial asthma patients will be stopped. To date, approximately 200 patients have been enrolled in that trial with no reported serious adverse events. The formulation currently being tested requires a multiple dosing per day schedule. Market and competitive analyses point to the desire for a once-a-day therapy for bronchial asthma and, thus, MediciNova will continue its work on developing a once-a-day preparation of MN-001. MediciNova anticipates that this reallocation of resources will provide substantial cash savings over the next 12 months.

“MediciNova’s strategy has always been to select and develop product candidates that fill an unmet medical need and offer competitive market advantages. To that end, we have built an attractive pipeline that provides us with multiple opportunities from which to realize value,” said Yuichi Iwaki, M.D., Ph.D., President and Chief Executive Officer of MediciNova, Inc. “In focusing our resources, we are in the enviable position to dedicate investment to two commercially attractive development candidates that we can potentially commercialize on our own with a small, focused sales force, while we simultaneously continue efforts to monetize the remainder of our pipeline through business development initiatives including potential partnering opportunities. We believe this new strategy will provide even greater value in the realization of our key clinical assets.”

About MediciNova

MediciNova, Inc. is a publicly-traded biopharmaceutical company that acquires well characterized small-molecule drugs through strategic alliances with Japanese and other international pharmaceutical companies and accelerates their development in a diversified portfolio of therapeutic product candidates targeting significant disease markets. MediciNova’s pipeline, which includes six compounds in clinical testing, targets a variety of prevalent medical conditions, including asthma, multiple sclerosis, status asthmaticus, interstitial cystitis, cancer, Generalized Anxiety Disorder, insomnia, preterm labor, urinary incontinence and thrombotic disorders. MediciNova’s strategy is to commercialize selected product candidates in the United States and to monetize other programs at key value inflection points. For more information on MediciNova, Inc., please visit www.medicinova.com.

Statements in this press release that are not historical in nature constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements regarding MediciNova’s clinical trials supporting efficacy of product candidates and the potential novelty of such product candidates as treatments for disease, plans and objectives for present and future clinical trials and product development, strategies, future performance, expectations, assumptions, financial condition, liquidity and capital resources. These forward-looking statements may be preceded by, followed by or otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “estimates,” “projects,” “can,” “could,” “may,” “would,” or similar expressions. These forward-looking statements involve a number of risks and uncertainties that may cause actual results or events to differ materially from those expressed or implied by such forward-looking statements. Factors that may cause actual results or events to differ materially from those expressed or implied by these forward-looking statements, include, but are not limited to, the risks and uncertainties inherent in clinical trials and product development and commercialization, such as the uncertainty in results of clinical trials for product candidates, the uncertainty of whether the results of clinical trials will be predictive of results in later stages of product development, MediciNova’s reliance on third parties and the timing, cost and design of future clinical trials and research activities, the failure to execute strategic plans or strategies successfully, MediciNova’s collaborations with third parties, and the other risks and uncertainties described in MediciNova’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2006 and its subsequent periodic reports on Forms 10-Q and 8-K. Undue reliance should not be placed on these forward-looking statements, which speak only as of the date hereof. MediciNova disclaims any intent or obligation to revise or update these forward-looking statements.

###